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                                                                   Exhibit 14



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MFS/Sun Life Series Trust on Form N-14 of our report dated August 2,1996, appearing in the Semi-Annual Report to Shareholders of MFS/Sun Life Series Trust for the six months ended June 30, 1996, our report dated February 2, 1996, appearing in the Annual Report to Shareholders of Sun Growth Variable Annuity Fund, Inc. for the year ended December 31, 1995, and our report dated February 2, 1996, appearing in the Annual Report to Shareholders of MFS/Sun Life Series Trust for the year ended December 31, 1995. We also consent to the reference to us under the heading "Condensed Financial Information -- Sun Growth" in the Prospectus, which is a part of such registration statement, and the references to us under the headings "Financial Statements of the Series Trust" and "Financial Statements of Sun Growth" in the Statement of Additional Information, which is also a part of such registration statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 7, 1996